Exhibit 23








Consent of Independent
Certified Public Accountants



Fedders Corporation
Liberty Corner, New Jersey


We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2098475, No. 33-4628, No. 33-26740, No. 33-31332 and No. 33-55054) pertaining to the Employee Stock Plans of Fedders Corporation of our reports dated September 30, 1996, with respect to the consolidated financial statements and schedule of Fedders Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 1996.








/s/BDO Seidman, LLP
Woodbridge, New Jersey
November 26, 1996